EXHIBIT 99.1

Gartner, Inc.

Unaudited Condensed Consolidated Pro Forma Balance Sheet
At December 31, 2016
(Dollars in thousands)

					Pro Forma
	Historical	Historical			Merger
	Gartner	CEB	Reclassifications		Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$474,233	$134,929	$—		$—		$609,162
Fees receivable	643,013	284,042	—		(45,469)	4B	881,586
Deferred commissions	141,410	25,737	—		(25,737)	4C	141,410
Prepaid expenses and other current assets	84,540	23,292	—		—		107,832
Total current assets	1,343,196	468,000	—		(71,206)		1,739,990
Deferred income taxes, net	—	3,693	(3,693)	4A	—		—
Property, equipment and leasehold improvements, net	121,606	95,217	—		—		216,823
Goodwill	738,453	565,036	—		1,985,535	4D	3,289,024
Intangible assets, net	76,801	184,184	—		953,633	4E	1,214,618
Other assets	87,279	96,462	3,693	4A	(22,134)	4F	165,300
Total Assets	$2,367,335	$1,412,592	$—		$2,845,828		$6,625,755
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$440,771	$90,626	$62,824	4A	$—		$594,221
Accrued incentive compensation	—	62,824	(62,824)	4A	—		—
Deferred revenues	989,478	436,225	—		(226,352)	4G	1,199,351
Current portion of long-term debt	30,000	7,872	—		41,378	4H, 4I	79,250
Total current liabilities	1,460,249	597,547	—		(184,974)		1,872,822
Deferred income taxes, net	—	13,401	(13,401)	4A	—		—
Long-term debt	664,391	866,681	—		1,811,788	4H, 4I	3,342,860
Other liabilities	181,817	109,893	13,401	4A	328,367	4J, 4K	633,478
Total Liabilities	2,306,457	1,587,522	—		1,955,181		5,849,160
Stockholders’ Equity (Deficit)
Common stock	78	457	—		(457)	4L	78
Additional paid-in capital	863,127	505,918	—		181,115	4L	1,550,160
Accumulated other comprehensive loss, net	(49,683)	(139,594)	—		139,594	4L	(49,683)
Accumulated earnings	1,644,005	318,232	—		(385,267)	4L	1,576,970
Treasury stock	(2,396,649)	(859,943)	—		955,662	4L	(2,300,930)
Total Stockholders’ Equity (Deficit)	60,878	(174,930)	—		890,647		776,595
Total Liabilities and Stockholders’ Equity (Deficit)	$2,367,335	$1,412,592	$—		$2,845,828		$6,625,755

See notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

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Gartner, Inc.

Unaudited Condensed Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2016
(Dollars in thousands, except for per share data)

					Pro Forma
	Historical	Historical			Merger
	Gartner	CEB	Reclassifications		Adjustments		Pro Forma
Total revenues	$2,444,540	$949,794	$—		$—		$3,394,334
Costs and expenses:
Cost of services and product development	945,648	344,348	—		—		1,289,996
Member relations and marketing	—	276,478	(276,478)	5A	—		—
Selling, general and administrative	1,089,184	117,702	301,597	5A	—		1,508,483
Depreciation	37,172	33,678	—		—		70,850
Amortization of intangibles	24,797	68,498	—		159,741	5B	253,036
Business transformation costs	—	24,035	(24,035)	5A	—		—
Acquisition and integration charges	42,598	7,694	—		(4,034)	5C	46,258
Restructuring costs	—	1,084	(1,084)	5A	—		—
Impairment loss	—	69,441	—		—		69,441
Total costs and expenses	2,139,399	942,958	—		155,707		3,238,064
Operating income	305,141	6,836	—		(155,707)		156,270
Debt modification costs	—	(1,656)	1,656	5A	—		—
Interest income	2,449	759	—		—		3,208
Interest expense	(27,565)	(29,681)	(1,656)	5A	(90,932)	5D	(149,834)
Other income, net	8,406	7,087	—		—		15,493
Income (loss) before income taxes	288,431	(16,655)	—		(246,639)		25,137
Provision for income taxes	94,849	18,003	—		(85,325)	5E	27,527
Net income (loss)	$193,582	$(34,658)	$—		$(161,314)		$(2,390)
Net income (loss) per share:
Basic (in dollars per share)	$2.34						$(0.03)
Diluted (in dollars per share)	$2.31						$(0.03)
Weighted average shares outstanding:
Basic (in shares)	82,571				7,438	5F	90,009
Diluted (in shares)	83,820				7,438	5F	90,009

See notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1. Accounting Policies

As part of preparing the unaudited pro forma condensed consolidated financial statements, Gartner conducted an initial review of the accounting policies of CEB to determine if differences in accounting policies require recasting or reclassification of results of operations or reclassification of assets or liabilities to conform to Gartner’s accounting policies and classifications. The reclassifications made in the preparation of the unaudited pro forma condensed consolidated financial statements are presented in Notes 4 and 5.

In March 2016, the FASB issued Accounting Standards Update (ASU) 2016-09, “Improvements to Employee Share-Based Payment Accounting” (“ASU No. 2016-09”). While the required effective date for the adoption of this amendment was January 1, 2017, Gartner elected to early adopt ASU No. 2016-09 in the third quarter of 2016, as permitted by the amendment. CEB adopted the standard on January 1, 2017 and as a result CEB’s consolidated statement of operations for the year ended December 31, 2016 does not include the excess tax benefit or deficiency resulting from stock-based compensation. In order to align the accounting policies, a pro forma adjustment was made to reflect CEB’s excess tax deficiency in the unaudited pro forma condensed consolidated financial statements as set forth in ASU 2016-09.

In order to align to Gartner’s policy to record the amount of the contract that is billable as a fee receivable at the time the contract is signed, CEB’s fees receivable were reduced by $45.5 million as of December 31, 2016 with a corresponding reduction of CEB’s deferred revenue balance.

Upon consummation of the Merger, a more comprehensive review of the accounting policies of CEB will be performed, which may identify other differences among the accounting policies of Gartner and CEB that, when conformed, could have an impact on the unaudited pro forma condensed consolidated financial statements.

2. Estimate of Consideration Expected to be Transferred

The following is a preliminary estimate of consideration expected to be transferred to effect the acquisition of CEB:

	Conversion	Estimated
	Calculation	Fair Value
	(in thousands, except per
	share amounts)
CEB outstanding stock at December 31, 2016	$32,241,825
CEB unvested stock awards to vest prior to and related to the Merger	322,401
Total CEB Shares	32,564,226
Exchange ratio	0.2284
Gartner common stock to be issued	7,437,669
Per share price of Gartner common stock as of March 1, 2017	$104.20
Estimated fair value of Gartner common stock to be issued		$775,005
Cash to be paid ($54.00 per share multiplied by 32,564,226 CEB shares)		1,758,468
Cash paid on behalf of CEB to terminate existing CEB credit facility and notes		902,216
Fair value of CEB replacement options attributable to the precombination period		7,747
Estimated purchase price consideration		$3,443,436

The estimated consideration expected to be transferred reflected in these unaudited pro forma condensed consolidated financial statements does not purport to represent what the actual consideration transferred will be when the Merger is consummated. In accordance with ASC Topic 805, the fair value of equity securities issued as part of the consideration transferred will be

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measured on the closing date of the Merger at the then-current market price. This requirement will likely result in a per share equity component different from the $104.20 closing price of Gartner common stock on March 1, 2017 that is assumed in these unaudited pro forma condensed consolidated financial statements, and that difference may be material. An increase or decrease by as much as 10% in the Gartner common stock price on the closing date of the Merger from the common stock price assumed in these unaudited pro forma condensed consolidated financial statements is reasonably possible based upon the recent history of Gartner’s common stock price. A change in the estimated fair value of Gartner’s share price of 10% would increase or decrease the consideration paid by $77.5 million, with a corresponding increase or decrease in the goodwill recorded in connection with the Merger.

3. Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a summary of Gartner management’s preliminary estimate of the fair values of the assets to be acquired and the liabilities to be assumed by Gartner in the Merger, reconciled to the estimate of consideration expected to be transferred:

Pro Forma
As of
December 31,
2016
(in thousands)
Book value of assets acquired as of December 31, 2016	$(174,930)
Add: CEB Senior Secured Credit Facility and Notes, net	874,553
Adjusted net book value of assets acquired as of December 31, 2016	$699,623
Fair value adjustments:
Increase identifiable intangible assets to fair value	$953,633
Reduce fees receivable	(45,469)
Eliminate deferred rent assets	(22,134)
Reduce deferred revenues, current	226,352
Reduce deferred revenues, non-current	1,041
Increase deferred tax liability	(403,008)
Eliminate lease incentive liabilities	35,522
Eliminate deferred rent liabilities	38,078
Eliminate deferred commissions	(25,737)
Goodwill	1,985,535
Total net assets acquired	$3,443,436

The preliminary valuation of assets acquired and liabilities assumed performed for the purposes of these unaudited pro forma condensed consolidated financial statements was primarily limited to the identification, valuation and adjustment of intangible assets, fees receivable, deferred rent assets, deferred revenues, deferred taxes, lease incentives, deferred rent liabilities and deferred commissions. Gartner believes this was an appropriate approach based on a review of similar market place acquisitions, which appeared to indicate that the most significant and material portion of the purchase price would be allocated to identifiable intangible assets. Gartner will continue to refine its identification and valuation of assets to be acquired and the liabilities to be assumed as further information becomes available.

4. Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(A) The following reclassifications have been made in the presentation of the CEB historical consolidated financial statements to conform to Gartner’s presentation:

•	$3.7 million of net deferred income taxes reclassified to other assets

•	$62.8 million of accrued incentive compensation reclassified to accounts payable and accrued liabilities

•	$13.4 million of net deferred income taxes reclassified to other liabilities
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(B) Fees Receivable—To reflect the reduction of $45.5 million to align CEB’s accounting policy with Gartner’s policy for unbilled fees receivable, as described in Note 1.

(C) Deferred commissions—To record the difference between the historical book value and preliminary estimated fair values of CEB deferred commissions. CEB deferred commissions were fully written down as part of the preliminary valuation of the assets acquired and liabilities assumed by Gartner, see Note 3. No corresponding adjustments have been recorded in the unaudited pro forma condensed consolidated statement of operations as the impact is not expected to be recurring.

(D) Goodwill—To eliminate CEB’s historical goodwill and record the preliminary estimate of goodwill for the acquisition of CEB.

Pro Forma
As of
December 31,
2016
(in thousands)
Estimated transaction goodwill	$2,550,571
Eliminate CEB’s historical goodwill as of December 31, 2016	(565,036)
Total	$1,985,535

(E) Intangible assets—To record the difference between the historical amounts of CEB net intangible assets and preliminary fair values of CEB intangible assets acquired. These estimated fair values and useful lives are considered preliminary and are subject to change at the closing date of the transaction. Accordingly, the estimates related to deferred taxes are also subject to change. Changes in fair value or estimated useful lives of the acquired intangible assets may be material. Determination of the estimated remaining useful lives of the individual categories of intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. The acquired finite-lived intangible assets are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method. Reflects adjustments to the following:

	Estimated
	Average	Estimated	Net Book
	Useful	Fair Value	Value
	Lives	December 31,	December 31,	Pro Forma
	(years)	2016	2016	Adjustment (BS)
	(in thousands, except years)
Trade names	5	$76,949	$—	$76,949
Technology	4	179,769	15,855	163,914
Customer relationships	6	754,757	123,570	631,187
Other intangibles	3	126,342	44,759	81,583
Total		$1,137,817	$184,184	$953,633

(F) Other assets—To record adjustments to write-off assets determined to have no fair value in purchase accounting. CEB deferred rent assets were fully written down as part of the preliminary valuation of the assets and liabilities assumed by Gartner, see Note 3.

(G) Deferred revenues—To record the difference between the historical book value and preliminary estimated fair values of CEB deferred revenue. No corresponding adjustments have been recorded in the unaudited pro forma condensed consolidated statement of operations as the impact is not expected to be recurring, see Note 3.

The adjustment also includes a reduction of $45.5 million to align CEB’s accounting policy to Gartner’s accounting policy for unbilled fees receivable, as described in Note 1.

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(H) Historical CEB debt—To eliminate $874.6 million of principal, net of debt issuance costs, related to CEB’s Senior Secured Credit Facility and the notes that will be extinguished at, or near, the Merger closing date.

Pro Forma
As of
December 31,
2016
(in thousands)
Elimination of the historical debt of CEB—current	$7,872
Elimination of the historical debt of CEB—long term	866,681
Historical CEB debt to be extinguished	$874,553

(I) New issuance of long-term debt—To reflect adjustments to total debt for anticipated borrowings to fund the Merger. Additional debt used to finance the Merger is expected to be as follows:

Pro Forma
As of
December 31,
2016
(in thousands)
Revolver	$285,819
Incremental Term Loan A Facility	900,000
Term Loan B Facility	500,000
364-day Bridge Facility	300,000
Notes offered hereby	800,000
Anticipated debt financing	$2,785,819
Less: Debt issuance costs	(45,475)
Less: Original issuance discounts	(12,625)
Anticipated debt financing, net	2,727,719
Current portion of new debt financing	49,250
Long-term portion of new debt financing	$2,678,469

For the purposes of the unaudited pro forma condensed consolidated financial information, it has been assumed that the 364-day Bridge Credit Facility will be outstanding for all periods and the related pro forma interest has been reflected in the unaudited pro forma condensed consolidated statement of operations. Gartner has not made decisions as regards to the ultimate repayment or refinancing of the 364-day Bridge Credit Facility but it has several options, to include long-term financing, use of operating cash or the repatriation of overseas cash assuming favorable tax legislation.

(J) Other liabilities—To record adjustments to write-off liabilities determined to have no fair value in purchase accounting. CEB deferred rent benefit and lease incentive liabilities were fully written down as part of the preliminary valuation of the assets and liabilities assumed by Gartner, see Note 3.

(K) Deferred tax liabilities—To record adjustments to deferred income taxes resulting from fair value adjustments for the identifiable intangible assets as well as liabilities assumed and other acquisition accounting adjustments. This estimate was determined based on the estimated excess book basis over the tax basis of the identifiable assets acquired and liabilities assumed at a 35.0% statutory federal income tax rate.

The Merger may result in changes to Gartner’s tax rate used to determine its deferred income taxes due to changes in apportionment factors related to state income taxes among other reasons. Any changes in Gartner’s deferred taxes as a result of the Merger will be reflected in income tax expense as of the closing date. An adjustment has not been reflected in the pro forma financial statements since the amount is not recurring and subject to changes based on operating or structural decisions made by management subsequent to the Merger.

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Pro Forma
As of
December 31,
2016
(in thousands)
Adjustments to deferred tax liabilities:
Establish deferred tax liability for the increase in the book-tax basis difference of acquired intangible assets	$333,771
Decrease deferred tax liability related to the write-off of deferred commissions	(9,008)
Decrease deferred tax liability related to the write-off of deferred rent assets	(7,747)
Increase deferred tax liability related to the write-down of deferred revenues	63,674
Increase deferred tax liability related to the write-off of deferred rent liability	13,327
Increase deferred tax liability related to the write-off of lease incentives	12,433
Decrease deferred tax liability related to the elimination of CEB goodwill in purchase accounting	(3,442)
Pro forma adjustment to deferred tax liabilities	$403,008

(L) Equity—To eliminate CEB historical stockholders’ deficit and to record the issuance of treasury stock by Gartner of 7,437,669 shares at an estimated stock price of $104.20 per share.

Under purchase accounting, the fair value of replacement awards attributable to pre-Merger services are included in the consideration transferred increasing the amount of excess goodwill by $7.7 million with a corresponding increase to additional paid in capital.

Acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition-related transaction costs (excluding costs related to the additional financing and to the refinancing of existing CEB indebtedness) are estimated to be approximately $67.0 million, which are reflected within the unaudited pro forma condensed consolidated balance sheet as a reduction to accumulated earnings.

5. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations:

(A) The following reclassifications have been made in the presentation of the CEB historical consolidated financial statements to conform to Gartner’s presentation:

•	$276.5 million of member relations and marketing expense reclassified to selling, general and administrative expense for the year ended December 31, 2016.

•	$24.0 million of business transformation costs reclassified to selling, general and administrative expense for the year ended December 31, 2016.

•	$1.1 million of restructuring costs reclassified to selling, general and administrative expense for the year ended December 31, 2016.

•	$1.7 million of debt modification costs reclassified to interest expense for the year ended December 31, 2016.

(B) Finite-lived intangible asset amortization—To eliminate historical amortization expense related to CEB’s existing finite-lived intangible assets and to reflect amortization of acquired intangible assets to be acquired as a result of the Merger based on the preliminary estimated fair values and useful lives. The amounts allocated to intangibles, and the estimated useful lives, are preliminary estimates performed for the preparation of the pro forma financial information and are subject to the final valuations that will be completed after consummation of the Merger. These differences, if any, could have a material impact on the accompanying unaudited pro forma

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condensed consolidated statement of operations. For estimated intangible asset values and the estimated associated useful lives, see footnote (E) in Note 4.

Pro Forma
Year Ended
December 31,
2016
(in thousands)
Eliminate CEB historical amortization	$(68,498)
Pro forma amortization	228,239
Pro forma amortization adjustment	$159,741

(C) Acquisition and integration charges—To eliminate costs related directly to the transaction of approximately $4.0 million, including estimated investment banking, legal and accounting fees, and other external costs directly related to the Merger. These costs have been recorded in the historical statements of operations and are eliminated for the pro forma statement of operations as they are non-recurring.

(D) Interest expense—To eliminate historical interest expense related to the CEB term loan that will be extinguished at, or near, the date of the Merger and to reflect the new interest expense and amortization of deferred financing fees associated with the anticipated debt financing to partially finance the acquisition.

Pro Forma
Year Ended
December 31,
2016
(in thousands)
Eliminate CEB historical interest expense	$(29,681)
Pro forma interest expense and amortization of deferred financing fees adjustment	120,613
Pro forma interest expense adjustment	$90,932

A sensitivity analysis on incremental interest expense related to the debt assumed for purposes of financing the transaction for the year ended December 31, 2016 has been performed to assess the effects that a change of 0.125% of the hypothetical assumed interest rate would have on the debt financing. The weighted average interest for the incremental debt assumed for purposes of financing the transaction is 3.74%.

The following table shows the impact to pro forma interest expense from a 0.125% increase or decrease in the assumed interest rate change:

Pro Forma
Year Ended
December 31,
2016
(in thousands)
Change in incremental interest expense assuming
Increase of 0.125%	$3,357
Decrease of 0.125%	$(3,357)

(E) Income tax expense—This represents the tax effect of adjustments to income before income taxes at the statutory U.S. federal income tax rate of 35.0%. However, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities. This adjustment also includes a $1.0 million adjustment for the accounting policy alignment to reflect as if CEB had early adopted ASU 2016-09 for the year ended December 31, 2016, see Note 1.

(F) The unaudited pro forma condensed consolidated basic and diluted income per share calculations are based on the combined basic and diluted weighted-average shares, after giving effect to the exchange ratio. The historical basic and diluted weighted average shares of CEB are

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assumed to be replaced by the shares expected to be issued by Gartner to affect the merger as follows:

Pro Forma
Year Ended
December 31,
2016
(in thousands, except
per share data)
Historical Gartner weighted average shares outstanding (basic)	$82,571
Gartner shares issued as consideration	7,438
Pro forma weighted average shares outstanding (basic)	90,009
Pro forma net loss	$(2,390)
Pro forma weighted average shares outstanding (basic)	90,009
Pro forma net loss per share (basic & diluted)	$(0.03)

Diluted pro forma net loss per share is the same as basic pro forma net loss per share for the year ended December 31, 2016 because the effects of potentially dilutive items were anti-dilutive given the pro forma net loss. Approximately 1.2 million shares have been excluded from the calculation of diluted net loss per share attributable to common stockholders because they are anti-dilutive.

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